EXHIBIT 10.7

WARRANT NO. 1

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, ON THE EXPIRATION DATE (AS DEFINED HEREIN).

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT BY AND AMONG AFFINION GROUP HOLDINGS, INC. (THE “COMPANY”) AND THE STOCKHOLDERS PARTY THERETO, THE CERTIFICATE OF INCORPORATION AND THE BY-LAWS OF THE COMPANY, IN EACH CASE, AS MAY BE AMENDED FROM TIME TO TIME, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND EXERCISE SET FORTH THEREIN. COPIES OF THE SHAREHOLDERS AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BY-LAWS OF THE COMPANY ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

THIS WARRANT IS NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY U.S. STATE OR FOREIGN SECURITIES LAWS, IN RELIANCE UPON APPLICABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH STATE AND FOREIGN SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.

WARRANT

to Purchase Common Stock of

AFFINION GROUP HOLDINGS, INC.

Date: November 9, 2015 (the “Effective Date”)

This certifies that, for value received, Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund, is the registered holder of a Warrant (the “Warrant”) and is entitled to purchase up to 370,275 fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock, par value $0.01 (the “Common Stock”) of Affinion Group Holdings Inc., a Delaware corporation (the “Company”), at the Exercise Price.

This Warrant is subject to the following terms and conditions:

1. Exercisability of Warrant; Exercise Price. Subject to Section 2, Section 3 and applicable Law, this Warrant shall be exercisable, in whole or in part, and from time to time beginning on the Effective Date and terminating at 5:00 p.m., New York time, on the Expiration Date (the “Warrant Exercise Period”). The “Exercise Price” shall be $0.01 per Warrant Share, which shall be subject to adjustment as set forth in Section 6.

2. Method of Exercise.

(a) This Warrant may be exercised by the Holder, in whole or in part, during the Warrant Exercise Period by (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company; (ii) (A) the payment in cash, wire transfer or certified or bank cashier’s check to the Company of the Exercise Price in respect of the Warrant Shares being purchased or (B) in the sole discretion of the Holder by Cashless Exercise (as defined below), and without the payment of the Exercise Price in cash, in return for the delivery to the Holder of that number of Warrant Shares equal to (I) the number of Warrant Shares that the Holder desires to receive upon exercise, including those Warrant Shares that will be used to pay the Exercise Price (if the Exercise Price were being paid in cash, wire transfer or certified or bank cashier’s check) reduced by (II) that number of Shares equal to the quotient obtained by dividing (x) the aggregate Exercise Price to be paid in respect of all Warrant Shares being issued (including those Warrant Shares that will be used to pay the Exercise Price) by (y) the fair market value per Warrant Share determined in good faith by the board of directors of the Company (an exercise of a Warrant in accordance with the preceding clause (B) is herein referred to as a “Cashless Exercise”); (iii) delivery to the Company of the Form of Subscription attached hereto (or a reasonable facsimile thereof); and (iv) if that certain Shareholders Agreement, dated as November 9, 2015, by and among the Company and the investors party thereto (as may be amended from time to time in accordance with the terms thereof, the “Shareholders Agreement”) is in effect at the time of exercise, deliver to the Company of a joinder, in form and substance reasonably acceptable to the Company, to the Shareholders Agreement.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which (i) this Warrant shall have been surrendered to the Company, (ii) the Company shall have received payment of the Exercise Price in respect of the Warrant Shares being purchased and (iii) the Company shall have received the Form of Subscription attached hereto, all as provided in this Section 2.

(c) In the event of any exercise of this Warrant, certificates for Warrant Shares so purchased shall be delivered at the Company’s expense to the Holder within three trading days after the Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant of like tenor representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such time.

(d) The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any Warrant Shares issuable upon the exercise of this Warrant; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any Warrant Shares in a name other than that of the Holder.

3. Limitation on Exercise. Notwithstanding the provisions of Section 1, Section 2 or anything else to the contrary in this Warrant, this Warrant may not be exercised in contravention of applicable Law:

(a) this Warrant shall not be exercised unless (i) all necessary approvals or waivers, as the case may be, of the Commissioner of Insurance of the State of North Dakota and the United Kingdom Financial Conduct Authority that may be required pursuant to applicable North Dakota Law and United Kingdom Law in connection with such exercise have been obtained. For the avoidance of doubt, a Warrant may be exercised in part to the extent that such filing, registration, notification, approval, waiver or expiration or termination of any waiting period has been satisfied or is not necessary or required;

(b) the Holder may not exercise this Warrant to the extent that such exercise would result in a violation of Article IV(d) of the Company Charter with all references therein to the term “Transfer” and words of similar import being read as reference to the term “issue” and words of similar import; and

(c) the Company shall not declare or pay any dividend or make any distribution on account of its Common Stock, including any payment with respect to such Common Stock made in connection with any merger, amalgamation or consolidation involving the Company, prior to the first anniversary after the Effective Date.

4. Due Authorization and Issuance; Reservation of Shares. The Company covenants and agrees that any and all of the Warrant Shares issued to the Holder in accordance with the terms hereof will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free from all preemptive rights of any person or entity and free and clear of all taxes, liens and charges with respect to such issuance. The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. The Company further covenants and agrees that during the Warrant Exercise Period, the Company will at all times have authorized and reserved for the purpose of the issue upon the exercise of the this Warrant, at least the maximum number of Warrant Shares as are then issuable upon the exercise of this Warrant, and shall take all action required to increase the authorized number of shares of Common Stock if at any time during the Warrant Exercise Period there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise this Warrant. The Company further covenants and agrees that it will not, by amendment of the Company Charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, during the Warrant Exercise Period the Company will (i) not increase the par value of any shares of Common Stock obtainable upon the exercise of this Warrant and (ii) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

5. Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder but in lieu of such fractional Warrant Shares, the Company shall make a cash payment therefor to the Holder in an amount equal to such fractional interest multiplied by the fair market value per share determined in good faith by the board of directors of the Company.

6. Adjustments. Each Exercise Price and the number of Warrant Shares as to which this Warrant may be exercised are subject to adjustment from time to time upon the occurrence of the events set forth in this Section 6.

(a) Adjustment for Change in Capital Stock.

If the Company:

(1) pays a dividend or makes a distribution on its Common Stock in shares of capital stock;

(2) forward splits or subdivides its outstanding Common Stock into a greater number of Shares; or

(3) reverse splits or combines its outstanding Common Stock into a smaller number of Shares;

then, and in each such case (1) through (3), the number of Shares of issuable upon the valid exercise of the Warrant (the “Number Issuable”) in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder of this Warrant, to the extent not previously exercised, thereafter shall be entitled to receive upon exercise of this Warrant the number of Warrant Shares which such Holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this Section 6(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such split, subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

If, after an adjustment, the Holder of the Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board shall determine in good faith the allocation of the Number Issuable between the classes of capital stock. After such allocation, the exercise privilege and the Number Issuable of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Warrant Shares in this Section.

Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Notice of Adjustment. Whenever any Number Issuable is adjusted, the Company shall provide the notices required by Section 13 hereof. Within ten days following the occurrence of any event requiring an adjustment pursuant to this Section 6, the Company shall issue the Holder a new Warrant reflecting the required adjustment(s) to the Warrant, reasonably promptly following, and subject only to, the permanent surrender by the Holder of the Warrant for which such new Warrant relates

(c) Notice of Certain Transactions. If the Company proposes to take any action that would require an adjustment in the Number Issuable pursuant to Section 6(a), or there is a proposal for any liquidation or dissolution of the Company or if the Company proposes to enter into a transaction described in Section 7, then, in each case, the Company shall deliver to the Holder a notice stating the proposed record date for a dividend or distribution or the proposed effective or consummation date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall deliver the notice at least 10 days before such date.

7. Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization or reclassification of outstanding shares of Common Stock, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company’s assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange therefor, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right upon the terms and conditions specified in this Warrant to receive, in lieu of Warrant Shares upon the payment of the Exercise Price, solely such cash, stock, securities or assets as would have been issued or payable with respect to or in exchange for Warrant Shares pursuant to the terms hereof had the Holder exercised the Warrant in full immediately prior to the effective date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be possible and pertinent, in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof, and appropriate adjustment shall be made to determine and provide for the price per Warrant Share, shares of stock or other security or asset deliverable hereunder, as well as the number of Warrant Shares, shares of stock or other securities, or the amount of assets, deliverable hereunder.

8. No Redemptions. The Company shall not have any right to redeem this Warrant.

9. No Stockholder Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company (except to the extent that Warrant Shares are issued to such Holder pursuant to this Warrant or such Holder otherwise owns any Warrant Shares) or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

10. Transferability of Warrant. This Warrant shall be transferable and assignable by the Holder, subject to compliance with the Securities Act and subject to any restrictions contained herein, in the Company Charter and in the Shareholders Agreement by and among the Company and the stockholders party thereto, as the same may be amended, modified or restated from time to time; provided, however, that the Holder must provide notice to the Company of a transfer, each such transferee hereof must, prior to the acknowledgement and acceptance of such transfer by the Company, register as the Holder on the Warrant Register and agree to take and hold this Warrant subject to the provisions specified herein, and upon request by the Company, deliver an opinion of counsel, in form and substance reasonably satisfactory to the Company, with respect to compliance of the transfer under applicable Law. Upon such transfer in compliance with such requirements and delivery, the assignee thereof shall have all rights and benefits as a Holder hereunder.

11. Registered Holder. Prior to due presentment for registration or transfer of any Warrant, the Company may deem and treat the Holder as the absolute owner of the Warrant (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder hereof.

13. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at 622 Third Avenue, 32nd Floor, New York, New York 10017 or its address as shown on the books of the Company or to the Company at 6 High Ridge Park, Stamford, CT 06905.

14. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

15. Lost Warrant. The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant in lieu of the lost, stolen, destroyed or mutilated Warrant.

16. Expiration of Warrant. This Warrant shall expire at, and shall no longer be exercisable after the Expiration Date.

17. Definitions. The following terms shall have the meanings given to them below:

“Company Charter” means the Fourth Amended and Restated Certificate of Incorporation of the Company (as amended, restated or supplemented from time to time).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

“Expiration Date” shall mean the fifth anniversary following the Effective Date.

“Governmental Entity” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body.

“Holder” means any Person in whose name ownership in the Warrant shall be registered upon the Warrant Register.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Entity.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Restriction Release Date” means the first date after the date hereof on which the Company has a class of equity securities registered under Section 12(b) or Section 12(g) of the Exchange Act or is otherwise required to file reports under Section 13 or Section 15(d) of the Exchange Act in connection with the Company’s equity securities; provided, however, that for the avoidance of doubt, the foregoing shall not include contractual obligations, or a voluntary election, to be a voluntary filer under the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” means Shares of Common Stock.

“Warrant Register” means books and records maintained by the Company for the registration of original issuance and the registration of transfer of the Warrants.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued by its officers thereunto duly authorized as of the date first written above.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Gregory S. Miller
	Name:	Gregory S. Miller
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Limited Warrant]

FORM OF SUBSCRIPTION

(to be signed only upon payment of the Exercise Price

pursuant to the Warrant)

To the Company:

The undersigned, the holder of the within Warrant, hereby irrevocably elects to purchase              shares of Common Stock for an aggregate Exercise Price of $            , and requests that such shares of Common Stock be held (and the related capital contribution be made) in the name of,                                                                                                                                                                                                      , whose address is                                                                                                                   .

The undersigned represents that (i) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Common Stock; (ii) it can bear the economic risk of its investment in the Common Stock and can afford to lose its entire investment in the Common Stock; (iii) it has been furnished the materials relating to its investment in the Common Stock which it has reasonably requested in connection with its investment; (iv) it is acquiring the Common Stock for investment and not with a view toward or for sale in connection with any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”); (v) it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act; and (vi) its exercise of the Warrant is in compliance with all of the terms and conditions of the Warrant, including any limitation on exercise therein. The undersigned agrees that the Common Stock (x) may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such act and (y) is subject to the restrictions set forth in the Company Shareholders Agreement, dated as of November 9, 2015 and the Company’s Certificate of Incorporation and By-Laws.

The undersigned represents that he has tendered payment for such shares of Common Stock to the Company (a) in cash or by certified check or any combination of the foregoing or (b) by authorizing the Company to reduce the number of Shares otherwise issuable upon this exercise of the Warrant by the number of Shares having an aggregate fair market value equal to the aggregate Exercise Price that would have otherwise been paid by the undersigned.

If the number of shares of Common Stock purchased is less than all of the Shares evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining shares of Common Stock subject to the Warrant be issued and delivered to the undersigned.

DATED:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

(Tax Identification Number)